EXHIBIT 99.1

Hallador Energy Company Appoints Todd Telesz as Chief Financial Officer

TERRE HAUTE, Ind., June 4, 2025 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced the appointment of Todd Telesz as Chief Financial Officer, effective June 23, 2025. Mr. Telesz will succeed Marjorie Hargrave, who has been with Hallador since April 2024 and is leaving the Company to pursue other opportunities. Ms. Hargrave was instrumental in reducing operating and overhead expenses, improving turn-around times for internal and external financial reporting and driving other efficiencies within the Company and will remain with the Company for a short period to ensure a seamless transition.

Mr. Telesz is an accomplished financial executive with extensive experience in the power sector. Since 2024, Mr. Telesz has served as Chief Financial Officer of Tri-State Generation and Transmission Association, Inc., a non-profit generation and transmission cooperative owned by 40 cooperative systems across four states.  Between 2021 and 2023, he served as Chief Executive Officer of Basin Electric, one of the nation’s largest cooperative associations, owned by 141 cooperative systems across nine states. Prior to Mr. Telesz’s role at Basin Electric, he served as Senior Vice President at CoBank, ACB, a provider of loans and financial services to cooperatives, agribusinesses, rural utilities and farm credit associations in its Power, Energy and Utilities division between 2007 and 2021.

“I would like to thank Marjie for her time with Hallador and for the meaningful contributions she made to the Company during the initial phases of our transition from a coal producer to an independent power producer (“IPP”),” said Brent Bilsland, President and Chief Executive Officer of Hallador. “I’m pleased to welcome Todd to the team and believe his experience in high-profile leadership roles as well as his extensive relationships within the power sector will help advance our efforts to acquire additional generation, specifically as energy cooperatives continue to retire or exit portfolios of fossil-based generation. We are excited for the expertise that Todd will bring to Hallador as we further penetrate the power market and seek to advance our acquisition strategy.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "guidance," "target," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the non-binding term sheet with a leading global data center developer, to execute a strategic transaction that delivers long-term value for our shareholders or to strengthen opportunities for growth and cash flow generation. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one-Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com/.

Company Contact

Ryan McManis

Chief Legal Officer

RMcManis@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com